Exhibit 99.1

APPLIED MATERIALS ANNOUNCES THIRD QUARTER RESULTS

•	Non-GAAP adjusted EPS of 18 cents at mid-point of guidance; GAAP EPS of 14 cents

•	Strong demand for mobile devices and large-screen TVs drives semiconductor and display equipment sales

•	Spending shift to RD&E to fund profitable growth opportunities in precision materials engineering
SANTA CLARA, Calif., August 15, 2013 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in manufacturing solutions for the semiconductor, display and solar industries, today reported results for its third quarter of fiscal 2013 ended July 28, 2013.
Applied generated orders of $2.00 billion, down 12 percent from the prior quarter as a seasonal decline in foundry bookings was partially offset by growth in memory and logic orders along with higher bookings in the Display Group and Applied Global Services. Net sales were $1.98 billion, essentially flat sequentially. The company reported non-GAAP adjusted operating income of $312 million and non-GAAP adjusted net income of $223 million or 18 cents per diluted share. The company recorded GAAP operating income of $250 million and GAAP net income of $168 million or 14 cents per diluted share.

“Consumers’ appetite for mobile devices and larger TVs is driving healthy demand for our semiconductor and display equipment,” said Mike Splinter, chairman and chief executive officer. “We are seeing stronger investment by our memory customers, and our display business booked its highest orders in over two years.”

Quarterly Results Summary

GAAP Results	Q3 FY2013	Q2 FY2013	Q3 FY2012
Net sales	$1.98 billion	$1.97 billion	$2.34 billion
Operating income (loss)	$250 million	$(68) million	$322 million
Net income (loss)	$168 million	$(129) million	$218 million
Diluted earnings (loss) per share (EPS)	$0.14	$(0.11)	$0.17
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$312 million	$285 million	$431 million
Non-GAAP adjusted net income	$223 million	$199 million	$300 million
Non-GAAP adjusted diluted EPS	$0.18	$0.16	$0.24

Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain acquisition-related costs; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of facilities; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” below.

Applied Materials, Inc.

Third Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.20 billion, down 22 percent, due to a decrease in foundry orders, partially offset by increases in memory and logic orders. Net sales of $1.27 billion declined 1 percent. Non-GAAP adjusted operating income decreased to $283 million or 22.2 percent of net sales. GAAP operating income decreased to $246 million or 19.3 percent of net sales. New order composition was: foundry 45 percent; flash 24 percent; logic/other 17 percent; and DRAM 14 percent.
Applied Global Services (AGS) orders were $517 million, up 7 percent, reflecting higher orders for spares and 200mm equipment. Net sales were $497 million down 4 percent. Non-GAAP adjusted operating income was approximately flat at $116 million or 23.3 percent of net sales. GAAP operating income was approximately flat at $114 million or 22.9 percent of net sales.
Display orders were $256 million, up 31 percent led by a recovery in TV equipment demand. Net sales were $161 million up 27 percent. Non-GAAP adjusted operating income increased to $34 million or 21.1 percent of net sales. GAAP operating income increased to $33 million or 20.5 percent of net sales.
Energy and Environmental Solutions (EES) orders were $19 million, down 51 percent. Net sales were $45 million, up 18 percent. EES had a non-GAAP adjusted operating loss of $15 million; EES recorded a GAAP operating loss of $27 million, which included restructuring and impairment charges of $10 million.
Additional Quarterly Financial Information

•	Backlog was approximately flat sequentially at $2.29 billion including negative adjustments of $28 million.

•	Gross margin was 42.9 percent on a non-GAAP adjusted basis, down slightly from 43.2 percent in the prior quarter. GAAP gross margin was 40.8 percent.

•
On a year-over-year basis, G&A declined by $40 million, or 29 percent, while RD&E increased by $25 million, or 8 percent. These changes primarily reflect the impact of ongoing initiatives to reduce company overhead spending and increase funding of profitable growth opportunities, particularly in the Silicon Systems Group.

•	The effective tax rate was 23.9 percent on a non-GAAP adjusted basis. The GAAP effective tax rate was 26.3 percent.

•
The company paid $120 million in cash dividends, up 11 percent from the prior quarter, reflecting the quarterly dividend increase announced in March 2013. Applied also used $50 million to repurchase 3 million shares of its common stock.

•	Cash, cash equivalents and investments ended the quarter at $3.03 billion, up 6 percent from the prior quarter.

Business Outlook
For the fourth quarter of fiscal 2013, Applied expects net sales to be approximately flat as compared to the previous quarter. The company expects non-GAAP adjusted operating expenses to be in the range of $525 million, plus or minus $10 million. Non-GAAP adjusted EPS is expected to be in the range of $0.16 to $0.20. The non-GAAP adjusted operating expenses and EPS outlooks exclude known charges related to completed acquisitions of approximately $19 million and $0.04 per share, respectively, but do not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s performance, end-user and customer demand, spending for growth, and business outlooks for the fourth quarter of fiscal 2013. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) achieve the objectives of operational initiatives, (iii) plan and manage its resources and production capability, (iv) obtain and protect intellectual property rights in key technologies, (v) attract, motivate and retain key employees, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Form 10-Q. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts)	July 28, 2013	April 28, 2013	July 29, 2012	July 28, 2013	July 29, 2012
Net sales	$1,975	$1,973	$2,343	$5,521	$7,073
Cost of products sold	1,169	1,165	1,413	3,325	4,347
Gross margin	806	808	930	2,196	2,726
Operating expenses:
Research, development and engineering	334	344	309	982	933
Marketing and selling	111	118	118	334	374
General and administrative	97	126	137	348	465
Impairment of goodwill and intangible assets	—	278	—	278	—
Restructuring charges and asset impairments	14	10	44	33	44
Total operating expenses	556	876	608	1,975	1,816
Income (loss) from operations	250	(68)	322	221	910
Impairments of strategic investments	3	2	—	5	3
Interest and other expenses	23	24	24	71	72
Interest and other income, net	4	4	4	11	13
Income (loss) before income taxes	228	(90)	302	156	848
Provision for income taxes	60	39	84	83	224
Net income (loss)	$168	$(129)	$218	$73	$624
Earnings (loss) per share:
Basic	$0.14	$(0.11)	$0.17	$0.06	$0.49
Diluted	$0.14	$(0.11)	$0.17	$0.06	$0.48
Weighted average number of shares:
Basic	1,203	1,203	1,257	1,201	1,282
Diluted	1,220	1,203	1,268	1,218	1,292

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 28, 2013	April 28, 2013	October 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,745	$1,545	$1,392
Short-term investments	230	225	545
Accounts receivable, net	1,170	1,275	1,220
Inventories	1,358	1,318	1,272
Other current assets	734	750	673
Total current assets	5,237	5,113	5,102
Long-term investments	1,055	1,080	1,055
Property, plant and equipment, net	872	886	910
Goodwill	3,294	3,294	3,518
Purchased technology and other intangible assets, net	1,148	1,194	1,355
Deferred income taxes and other assets	145	128	162
Total assets	$11,751	$11,695	$12,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,446	$1,462	$1,510
Customer deposits and deferred revenue	756	739	755
Total current liabilities	2,202	2,201	2,265
Long-term debt	1,946	1,946	1,946
Other liabilities	649	650	656
Total liabilities	4,797	4,797	4,867
Total stockholders’ equity	6,954	6,898	7,235
Total liabilities and stockholders’ equity	$11,751	$11,695	$12,102

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Nine Months Ended
	July 28, 2013	April 28, 2013	July 29, 2012	July 28, 2013	July 29, 2012
Cash flows from operating activities:
Net income (loss)	$168	$(129)	$218	$73	$624
Adjustments required to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	100	106	105	312	325
Impairment of goodwill and intangible assets	—	278	—	278	—
Restructuring charges and asset impairments	14	10	44	33	44
Deferred income taxes and other	(56)	32	91	(102)	144
Share-based compensation	40	39	42	121	138
Net change in operating assets and liabilities, net of amounts acquired	98	(112)	156	(111)	165
Cash provided by operating activities	364	224	656	604	1,440
Cash flows from investing activities:
Capital expenditures, net	(40)	(51)	(45)	(140)	(121)
Cash paid for acquisition, net of cash acquired	—	(1)	(3)	(1)	(4,189)
Proceeds from sales and maturities of investments	134	158	205	737	765
Purchases of investments	(128)	(167)	(438)	(438)	(1,152)
Cash provided by (used in) investing activities	(34)	(61)	(281)	158	(4,697)
Cash flows from financing activities:
Proceeds from common stock issuances and others, net	40	67	6	125	51
Common stock repurchases	(50)	(100)	(500)	(198)	(900)
Payments of dividends to stockholders	(120)	(108)	(115)	(336)	(323)
Cash used in financing activities	(130)	(141)	(609)	(409)	(1,172)
Effect of exchange rate changes on cash and cash equivalents	—	—	2	—	(2)
Increase (decrease) in cash and cash equivalents	200	22	(232)	353	(4,431)
Cash and cash equivalents — beginning of period	1,545	1,523	1,761	1,392	5,960
Cash and cash equivalents — end of period	$1,745	$1,545	$1,529	$1,745	$1,529
Supplemental cash flow information:
Cash payments for income taxes	$30	$122	$54	$184	$233
Cash refunds from income taxes	$—	$2	$1	$67	$5
Cash payments for interest	$39	$7	$39	$85	$87

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q3 FY2013			Q2 FY2013			Q3 FY2012
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,203	$1,272	$246	$1,551	$1,291	$283	$1,166	$1,545	$427
AGS	517	497	114	481	517	118	531	579	122
Display	256	161	33	195	127	19	67	142	10
EES*	19	45	(27)	39	38	(322)	35	77	(102)
Corporate	—	—	(116)	—	—	(166)	—	—	(135)
Consolidated	$1,995	$1,975	$250	$2,266	$1,973	$(68)	$1,799	$2,343	$322

* Operating loss for the second quarter of fiscal 2013 included $278 million in goodwill and intangible asset impairment charges

Corporate Unallocated Expenses

(In millions)	Q3 FY2013	Q2 FY2013	Q3 FY2012
Restructuring charges and asset impairments	$4	$4	$—
Share-based compensation	40	39	42
Gain on sale of facility	(4)	—	—
Other unallocated expenses	76	123	93
Corporate	$116	$166	$135

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q3 FY2013		Q2 FY2013		Q3 FY2012
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	369	353	398	362	420	441
% of Total	19%	18%	18%	18%	23%	19%
Europe	225	175	173	144	172	184
% of Total	11%	9%	8%	7%	9%	8%
Japan	333	154	191	157	128	189
% of Total	17%	8%	8%	8%	7%	8%
Korea	249	262	259	226	299	392
% of Total	12%	13%	11%	12%	17%	17%
Taiwan	356	658	902	828	588	811
% of Total	18%	33%	40%	42%	33%	34%
Southeast Asia	124	100	67	73	91	72
% of Total	6%	5%	3%	4%	5%	3%
China	339	273	276	183	101	254
% of Total	17%	14%	12%	9%	6%	11%

Employees (In thousands)
Regular Full Time	13.7		13.6		14.6

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Nine Months Ended
(In millions, except percentages)	July 28, 2013	April 28, 2013	July 29, 2012	July 28, 2013	July 29, 2012
Non-GAAP Adjusted Gross Margin
Reported gross margin (GAAP basis)	$806	$808	$930	$2,196	$2,726
Certain items associated with acquisitions[1]	40	43	44	126	209
Acquisition integration and deal costs	1	1	—	3	—
Non-GAAP adjusted gross margin	$847	$852	$974	$2,325	$2,935
Non-GAAP adjusted gross margin percent (% of net sales)	42.9%	43.2%	41.6%	42.1%	41.5%
Non-GAAP Adjusted Operating Income
Reported operating income (loss) (GAAP basis)	$250	$(68)	$322	$221	$910
Impairment of goodwill and intangible assets	—	278	—	278	—
Certain items associated with acquisitions[1]	47	53	57	154	242
Acquisition integration and deal costs	5	12	8	27	70
Restructuring charges and asset impairments[2,3,4,5]	14	10	44	33	44
Gain on sale of facility	(4)	—	—	(4)	—
Non-GAAP adjusted operating income	$312	$285	$431	$709	$1,266
Non-GAAP adjusted operating margin percent (% of net sales)	15.8%	14.4%	18.4%	12.8%	17.9%
Non-GAAP Adjusted Net Income
Reported net income (loss) (GAAP basis)	$168	$(129)	$218	$73	$624
Impairment of goodwill and intangible assets	—	278	—	278	—
Certain items associated with acquisitions[1]	47	53	57	154	242
Acquisition integration and deal costs	5	12	8	27	70
Restructuring charges and asset impairments[2,3,4,5]	14	10	44	33	44
Gain on sale of facility	(4)	—	—	(4)	—
Impairment of strategic investments	3	2	—	5	3
Reinstatement of federal R&D tax credit	—	(3)	—	(13)	—
Resolution of prior years’ income tax filings	(3)	—	(10)	(14)	(17)
Income tax effect of non-GAAP adjustments	(7)	(24)	(17)	(48)	(77)
Non-GAAP adjusted net income	$223	$199	$300	$491	$889

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three months ended July 28, 2013 included $4 million of employee-related costs related to the restructuring program announced on October 3, 2012 and restructuring and asset impairment charges of $10 million related to the restructuring program announced on May 10, 2012.

3
Results for the three months ended April 28, 2013 included $4 million of employee-related costs related to the restructuring program announced on October 3, 2012 and restructuring and asset impairment charges of $6 million related to the restructuring program announced on May 10, 2012.

4
Results for the three and nine months ended July 29, 2012 included $35 million of restructuring and asset impairment charges related to the restructuring program announced on May 10, 2012 and severance charges of $9 million related to the integration of Varian.

5
Results for the nine months ended July 28, 2013 included $12 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $19 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Nine Months Ended
(In millions except per share amounts)	July 28, 2013	April 28, 2013	July 29, 2012	July 28, 2013	July 29, 2012
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings (loss) per diluted share (GAAP basis)	$0.14	$(0.11)	$0.17	$0.06	$0.48
Impairment of goodwill and intangible assets	—	0.22	—	0.22	—
Certain items associated with acquisitions	0.03	0.04	0.04	0.10	0.15
Acquisition integration and deal costs	—	0.01	0.01	0.02	0.04
Restructuring charges and asset impairments	0.01	—	0.03	0.02	0.03
Reinstatement of federal R&D tax credit and resolution of prior years’ income tax filings	—	—	(0.01)	(0.02)	(0.01)
Non-GAAP adjusted earnings per diluted share	$0.18	$0.16	$0.24	$0.40	$0.69
Weighted average number of diluted shares	1,220	1,217	1,268	1,218	1,292

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Nine Months Ended
(In millions, except percentages)	July 28, 2013	April 28, 2013	July 29, 2012	July 28, 2013	July 29, 2012
SSG Non-GAAP Adjusted Operating Income
Reported operating income (GAAP basis)	$246	$283	$427	$663	$1,202
Certain items associated with acquisitions[1]	42	45	47	131	208
Acquisition integration and deal costs, net	(5)	1	7	(3)	31
Restructuring charges and asset impairments[4,5]	—	—	1	1	1
Non-GAAP adjusted operating income	$283	$329	$482	$792	$1,442
Non-GAAP adjusted operating margin percent (% of net sales)	22.2%	25.5%	31.2%	22.4%	30.9%
AGS Non-GAAP Adjusted Operating Income
Reported operating income (GAAP basis)	$114	$118	$122	$321	$338
Certain items associated with acquisitions[1]	2	1	2	4	10
Restructuring charges and asset impairments[3,4,5]	—	1	11	2	11
Non-GAAP adjusted operating income	$116	$120	$135	$327	$359
Non-GAAP adjusted operating margin percent (% of net sales)	23.3%	23.2%	23.3%	22.0%	21.6%
Display Non-GAAP Adjusted Operating Income
Reported operating income (GAAP basis)	$33	$19	$10	$55	$23
Certain items associated with acquisitions[1]	1	2	2	5	6
Non-GAAP adjusted operating income	$34	$21	$12	$60	$29
Non-GAAP adjusted operating margin percent (% of net sales)	21.1%	16.5%	8.5%	16.0%	7.6%
EES Non-GAAP Adjusted Operating Loss
Reported operating loss (GAAP basis)	$(27)	$(322)	$(102)	$(403)	$(188)
Impairment of goodwill and intangible assets	—	278	—	278	—
Certain items associated with acquisitions[1]	2	5	6	14	18
Restructuring charges and asset impairments[2,3,4,5]	10	5	32	18	32
Non-GAAP adjusted operating loss	$(15)	$(34)	$(64)	$(93)	$(138)
Non-GAAP adjusted operating margin percent (% of net sales)	(33.3)%	(89.5)%	(83.1)%	(72.1)%	(38.0)%

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2	Results for the three months ended July 28, 2013 included restructuring and asset impairment charges of $10 million related to the restructuring program announced on May 10, 2012.

3	Results for the three months ended April 28, 2013 included restructuring and asset impairment charges of $6 million related to the restructuring program announced on May 10, 2012.

4
Results for the three and nine months ended July 29, 2012 included restructuring and asset impairment charges of $35 million related to the restructuring program announced on May 10, 2012 and severance charges of $9 million related to the integration of Varian.

5
Results for the nine months ended July 28, 2013 included restructuring and asset impairment charges of $19 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	July 28, 2013	April 28, 2013

Operating expenses (GAAP basis)	$556	$876
Restructuring charges and asset impairments	(14)	(10)
Certain items associated with acquisitions	(7)	(10)
Acquisition integration costs	(4)	(11)
Gain on sale of facility	4	—
Impairment of goodwill and intangible assets	—	(278)
Non-GAAP adjusted operating expenses	$535	$567

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	July 28, 2013

Provision for income taxes (GAAP basis) (a)	$60
Resolutions of prior years’ income tax filings	3
Income tax effect of non-GAAP adjustments	7
Non-GAAP adjusted provision for income taxes (b)	$70

Income before income taxes (GAAP basis) (c)	$228
Certain items associated with acquisitions	47
Restructuring charges and asset impairments	14
Acquisition integration costs	5
Impairment of strategic investments	3
Gain on sale of facility	(4)
Non-GAAP adjusted income before income taxes (d)	$293

Effective income tax rate (GAAP basis) (a/c)	26.3%

Non-GAAP adjusted effective income tax rate (b/d)	23.9%